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                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934.


         Date of Report (Date of earliest event reported):  July 8, 1996

                         Commission file number: 0-25338

                       INTIME SYSTEMS INTERNATIONAL, INC.
               (Name of small business registrant in its charter)


DELAWARE                                                    65-0480407
(State or other jurisdiction of                           (I.R.S.Employer
incorporation or organization)                           Identification No.)

1601 Forum Place, Suite 500, West Palm Beach, FL               33401
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number:(407) 478-0022





Item 5.   Other Events

         The Company is currently discussing with Oracle Corporation ("Oracle"), a proposed agreement which would make more formal the Company's relationship with Oracle as it relates to its TAMS/O software product. Based on various discussions, meetings and written correspondence between the respective companies, it appears that the general structure of any agreement may include the following provisions: advanced royalty payments; minimum royalties per sale; separate maintenance fee participation;

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primary product sales and sales support responsibility, product maintenance responsibility and an optional buyout, which provides for a perpetual "no fee" license to use and sell the product, after five years.

         There can be no assurance that any agreement with Oracle will be reached.

         In connection with the "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995, the Company is hereby filing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements made by or on behalf of the Company.


EXHIBITS

Exhibit 99: Cautionary statement for purpose of the "Safe Harbor" Provision of the Private Securities Litigation Reform Act of 1995.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf on July 11, 1996 by the following persons, thereunto duly authorized.



                                           InTime Systems International, Inc.



                                  By:               /S/ William E. Berry
                                                        William E. Berry
                                           President, Chief Executive Officer


                                  By:               /S/ Mark Murphy
                                                        Mark Murphy
                                                   Chief Financial Officer
                                                  (Principal Financial and
                                                    Accounting Officer)